Exhibit 3.1

0239852.09
mstratton AMD
Alison Lundergan Grimes
Kentucky Secretary of State
Received and Filed:
12/5/2014 1:31 PM
Fee Receipt: $40.00

ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
PORTER BANCORP, INC.

1.           The name of the corporation is Porter Bancorp, Inc. (the “Corporation”).

2.           The Corporation’s Amended and Restated Articles of Incorporation currently authorize the Corporation to issue 20,000,000 shares of stock, of which 19,000,000 are common shares and 1,000,000 are preferred shares.

3.           Pursuant to KRS 271B.10-020, these Articles of Amendment amend the Corporation’s Amended and Restated Articles to create four new series of the Corporation’s preferred shares designated as: (1) Non-Cumulative Mandatorily Convertible Preferred Shares, Series B, (2) Non-Cumulative Mandatorily Convertible Preferred Shares, Series D, (3) Non-Voting Non-Cumulative Perpetual Preferred Shares, Series E, and (4) Non-Voting Non-Cumulative Perpetual Preferred Shares, Series F.  The amendments are as follows:

(a)	As amended, Article III shall read in its entirety as follows:

The aggregate number of shares which the Corporation shall have the authority to issue shall be 21,380,437 shares, without par value, which shall be comprised of:  (a) 19,000,000 Common Shares (“Common Shares”); (b) 1,380,437 shares of non-voting Common Shares (“Non-Voting Common Shares”); and (c) 1,000,000 Preferred Shares (“Preferred Shares”) with such preferences, limitations and relative rights as may be determined by the Corporation’s board of directors (the “Board of Directors”) pursuant to Article IV and which may be divided into and issued in series.

Of the 1,000,000 authorized Preferred Shares, (i) 35,000 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A; (ii) 40,536 shares have been designated as Non-Cumulative Mandatorily Convertible Preferred Shares, Series B; (iii) 365,080 shares have been designated as Non-Voting Cumulative Mandatorily Convertible Perpetual Preferred Shares, Series C; (iv) 61,250 shares have been designated as Non-Cumulative Mandatorily Convertible Preferred Shares, Series D; (v) 6,197 shares have been designated as Non-Voting Non-Cumulative Perpetual Preferred Shares, Series E; and (vi) 4,303 shares have been designated as Non-Voting Non-Cumulative Perpetual Preferred Shares, Series F.

(b)           Article IV shall be amended to add new subsections F, G, H, and I, which set forth the relative rights, preferences and limitations of the (i) Non-Cumulative Mandatorily Convertible Preferred Shares, Series B; (ii) Non-Cumulative Mandatorily Convertible Preferred Shares, Series D; (iii) Non-Voting Non-Cumulative Perpetual Preferred Shares, Series E; and (iv) Non-Voting Non-Cumulative Perpetual Preferred Shares, Series F, respectively, and such subsections shall read in their entirety as set forth in Appendix A attached hereto.

4.           The foregoing amendments do not provide for an exchange, reclassification or cancellation of issued shares of the Corporation.

5.           These Articles of Amendment were duly adopted by the Board of Directors on November 19, 2014, and did not require shareholder approval.

IN WITNESS WHEREOF, Porter Bancorp, Inc. has caused these Articles of Amendment to be signed by John T. Taylor, its Chief Executive Officer, this 4th day of December, 2014.

PORTER BANCORP, INC.

By:	/s/ John T. Taylor
Name:	John T. Taylor
Title:	Chief Executive Officer

2

APPENDIX A

F.           Cumulative Mandatorily Convertible Perpetual Preferred Shares, Series B

Section 1.  Designation of Series and Number of Shares.

(a) The authorized number of Series B Preferred Shares may be decreased (but not below the number of Series B Preferred Shares then issued and outstanding) from time to time by the Board of Directors. Outstanding Series B Preferred Shares that are purchased or otherwise acquired by the Corporation shall be cancelled and, if the Board of Directors so expressly provides by resolution, shall revert to authorized but unissued Preferred Shares of the Corporation undesignated as to series.

(b) The number of Series B Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by a further resolution of the Board of Directors in accordance with applicable law and the Articles of Incorporation. In case the authorized number of Series B Preferred Shares shall be so decreased, any excess shares shall revert to authorized but unissued Preferred Shares of the Corporation undesignated as to series.

Section 2. Ranking. The Series B Preferred Shares will rank, with respect to the payment of dividends and distributions and upon liquidation, dissolution or winding-up, (1) junior to the Corporation’s Series E Preferred Shares, Series F Preferred Shares and each class or series of capital stock that the Corporation may issue in the future the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Shares as to dividend rights and rights on liquidation, winding up or dissolution of the Corporation (collectively, the “Senior Securities”);  (2) on a parity with the Corporation’s Series D Preferred Shares, Common Shares, Non-Voting Common Shares and each class or series of capital stock that the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Shares as to dividend rights and rights on liquidation, winding up or dissolution of the Corporation (collectively, the “Parity Securities”); and (3) senior to each other class or series of capital stock, not referred to in clauses (1) or (2) above, that the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Shares as to dividend rights and rights on liquidation, winding-up or dissolution of the Corporation (the “Junior Securities”).

Section 3.  Definitions. As used herein with respect to the Series B Preferred Shares:

(a) “Additional Stock” has the meaning set forth in Section 10(a)(viii)(F).

(b)  “Articles of Incorporation” shall mean the articles of incorporation of the Corporation, as they may be amended from time to time, and shall include this Article IV.D.

(c) “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

(d) “Business Day” means any day that is not Saturday or Sunday and that, in Kentucky, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(e) “Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.

(f) “Change in Control” means the occurrence of any one or more of the following:  (i) an event that would be required to be reported as a change in control in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as if the Corporation were a reporting company under the Exchange Act; (ii) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who on the date of this Agreement is a director or officer of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

(g) “Closing Price” of the Common Shares on any determination date means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Shares on the NASDAQ Stock Market on such date. If the Common Shares are not traded on the NASDAQ Stock Market on any determination date, the Closing Price of the Common Shares on such determination date means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Shares are so listed or quoted, or if the Common Shares are not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Shares in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the Common Shares on that date as determined by a independent investment banking firm retained by the Corporation for this purpose, subject to ultimate joint approval by the Board of Directors and the Holders.  For the purposes of this Article IV.D, all references herein to the closing sale price and the last sale price reported of the Common Shares (or other property) on the NASDAQ Stock Market shall be the closing sale price and last reported sale price as reflected on the website of the NASDAQ Stock Market (www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the NASDAQ Stock Market and as reported by Bloomberg Professional Service, the closing sale price and the last reported sale price on the website of the NASDAQ Stock Market shall govern.

(h) “Common Shares” means the Common Shares, without par value, of the Corporation.

(i) “Common Share Equivalents” means securities representing rights convertible into or exchangeable for, or entitling the holder thereof to purchase or receive directly or indirectly, Common Shares.

(j) “Conversion Agent” shall mean the Transfer Agent (which may be the Corporation) acting in its capacity as conversion agent for the Series B Preferred Shares, and its successors and assigns.

(k) “Conversion Price” means $ 0.63.

(l) “Conversion Rate” means that number of Common Shares (and cash in lieu of fractional common shares) into which one Series B Preferred Share shall be convertible. The Conversion Rate shall initially be 100, subject to adjustment as set forth herein.

(m) “Corporation” means Porter Bancorp, Inc., a Kentucky corporation.

(n) “Current Market Price” means, on any date, the average of the daily Closing Prices per Common Share or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution requiring such computation.

(o) “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(p) “Distributed Property” has the meaning set forth in Section 10(a)(iv).

(q) “Dividend Threshold Amount” has the meaning set forth in Section 10(a)(v).

(r) “DTC” means The Depository Trust Company and its successors or assigns.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)  “Exchange Property” shall have the meaning set forth in Section 12.

(u) “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Shares or other securities trade without the right to receive the issuance or distribution.

(v) “Filing Date” has the meaning set forth in Section 10(a)(viii).

(w)  “First Dilutive Issuance” has the meaning set forth in Section 10(a)(viii).

(x) “Holder” means the Person in whose name the Series B Preferred Shares are registered, which may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the Series B Preferred Shares for the purpose of making payment and settling the related conversions and for all other purposes.

(y) “Junior Securities” has the meaning set forth in Section 2.

(zz)  “Mandatory Conversion Date” means, with respect to the Series B Preferred Shares of any Holder, the third Business Day after the date on which the Corporation receives the Shareholder Approval (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event), provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Rate pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution.

(aa) “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Corporation.

(bb) “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

(cc) “Parity Securities” has the meaning set forth in Section 2.

(dd) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(ee) “Record Date” has the meaning set forth in Section 4(b).

(ff) “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series B Preferred Shares, and its successors and assigns or any other registrar duly appointed by the Corporation.

(gg) “Reorganization Event” has the meaning set forth in Section 12.

(hh) “Senior Securities” has the meaning set forth in Section 2.

(ii) “Shareholder Approval” means the shareholder approval necessary to approve the conversion of the Series B Preferred Shares into Common Shares for purposes of Rule 5635 of the NASDAQ Stock Market Rules.

(jj) “Subsequent Dilutive Issuance” has the meaning set forth in Section 10(a)(viii).

 (kk) “Trading Day” means a day on which the Common Shares:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares.

(ll) “Transfer Agent” means American Stock Transfer Company, acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Series B Preferred Shares, and its successors and assigns, including any successor transfer agent appointed by the Corporation.  The Corporation may act as its own transfer agent.

Section 4. Dividends.

(a)  Subject to the preferential dividend rights, if any, of any Senior Securities and after the Corporation has complied with any requirements for setting aside sums as sinking funds or as redemption or purchase accounts and subject further to subpart (b) of this Section and any other conditions that may be established in accordance with the provisions of this Article IV.D, the holders of Series B Preferred Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

(b) No dividend will be paid or authorized and set apart for payment on any Series B Preferred Shares for any period unless the Corporation has paid or authorized and set aside for payment in the same period, or contemporaneously pays or authorizes and sets aside for payment, an equal amount to be paid as a dividend, on a Common Share Equivalent basis, on the Parity Securities.

Section 5. Liquidation.

(a) After distribution in full of any preferential amount to be distributed to the holders of Senior Securities, and subject to any other rights of the holders of Senior Securities to further participate in a liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Series B Preferred Shares and any Parity Securities shall be entitled to receive, upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, all of its remaining assets, tangible and intangible, of whatever kind available for distribution to the shareholders, ratably in proportion to the number of Common Share Equivalents represented by the Series B Preferred Shares and Parity Securities held by each.

(b) If the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding Series B Preferred Shares and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) Except as provided for in Section 12, the Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Perpetual; No Maturity. The Series B Preferred Shares shall be perpetual and shall be without maturity subject only to conversion to Common Shares in accordance with this Article IV.D.

Section 7. Non-Redeemable. The Series B Preferred Shares shall not be redeemable either at the Corporation’s option or at the option of Holders at any time. The Series B Preferred Shares shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series B Preferred Shares.

Section 8. Mandatory Conversion; Conversion Procedures.

(a) Subject to the provisions of Section 15, effective as of the close of business of the Mandatory Conversion Date, all Series B Preferred Shares shall, automatically convert into Common Shares at the Conversion Rate as set forth below, and the Series B Preferred Shares shall automatically cease to be outstanding.

(b) Except pursuant to Section 10, no allowance or adjustment shall be made with respect to holders of Series B Preferred Shares or the Common Shares into which the Series B Preferred Shares are converted. Prior to the close of business on the Mandatory Conversion Date, Common Shares issuable upon conversion of, or other securities issuable upon conversion of, any Series B Preferred Shares shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Shares or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Shares or other securities issuable upon conversion and rights to receive any dividends or other distributions on the  Common Shares or other securities issuable upon conversion) by virtue of holding Series B Preferred Shares.

(c) Shares of previously issued Series B Preferred Shares duly converted in accordance with this Article IV.D will resume the status of authorized and unissued Preferred Shares and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of Series B Preferred Shares, but not below the number of Series B Preferred Shares then outstanding.

(d) The Person or Persons entitled to receive the Common Shares and/or cash, securities or other property issuable upon conversion of outstanding Series B Preferred Shares shall be treated for all purposes as the record holder(s) of such Common Shares and/or securities as of the close of business on the Mandatory Conversion Date. If a Holder shall not by written notice designate the name in which Common Shares and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of Series B Preferred Shares should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation or, if the Series B Preferred Shares are then held by book-entry with DTC or any successor Depositary, through book-entry transfer through the Depositary.

(e) Although conversion into Common Shares is automatic as provided in Section 8(a), the mechanical issuance of Common Shares will occur on the Mandatory Conversion Date as follows:

(i) On the Mandatory Conversion Date, Common Shares shall be issued to Holders or their designee upon presentation and surrender of the certificate evidencing the Series B Preferred Shares to the Conversion Agent, if Series B Preferred Shares are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in shares representing Series B Preferred Shares held by book-entry with DTC or any successor Depositary, a book-entry transfer through the Depositary will be made by the Conversion Agent upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.

(ii) On the date of the conversion of outstanding Series B Preferred Shares to Common Shares, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

(A) complete and manually sign the conversion notice provided by the Conversion Agent, which the Corporation shall cause to be provided to each Holder prior to the shareholder meeting at which the Shareholder Approval is sought, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;

(B) surrender the Series B Preferred Shares to the Conversion Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if the Common Shares will not be issued to the Holder, pay all transfer or similar taxes.

If the Series B Preferred Shares are held by book-entry with DTC or any successor Depositary, in order to convert, such Holder must comply with paragraphs (C) and (D) of this clause (ii) and comply with the Depositary’s procedures for converting a beneficial interest in a global security, which the Corporation shall cause to be communicated to each Holder prior to the shareholder meeting at which the Shareholder Approval is sought.

(iii) The Conversion Agent shall, on a Holder’s behalf, convert the Series B Preferred Shares into Common Shares, in accordance with the terms of the notice delivered by such Holder described in paragraph (ii) of this subsection.

Section 9.  Reserved.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on its Common Shares in Common Shares, then the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction

OS1
OS0

Where,

OS0 =	the number of Common Shares outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =	the sum of the number of Common Shares outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of Common Shares constituting such dividend or distribution.

If any dividend or distribution described in this clause (i) is authorized and declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Rate that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Shares. If the Corporation subdivides, splits or combines the Common Shares, then the Conversion Rate in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS1
OS0

Where,

OS0 =	the number of Common Shares outstanding immediately prior to the effective time of such share subdivision, split or combination.

OS1 =	the number of Common Shares outstanding immediately after the effective time of such share subdivision, split or combination.

If any subdivision, split or combination described in this clause (ii) is announced but the outstanding Common Shares are not subdivided, split or combined, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding Common Shares, to such Conversion Rate that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of the rights or warrants to Common Shares (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them to subscribe for or purchase the Common Shares at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + X
OS0 + Y

Where,

OS0 =	the number of Common Shares outstanding immediately prior to the Ex-Date for such distribution.

X =	the total number of Common Shares issuable pursuant to such rights or warrants.

Y =
the number of Common Shares equal to (i) the total number of Common Shares issuable pursuant to such rights or warrants, times (ii) the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

If such rights or warrants described in this clause (iii) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to such Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered. In determining the aggregate offering price payable for such Common Shares, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors). If an adjustment to the Conversion Rate is required under this clause (iii), delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required under this clause (iii) shall be delayed to the extent necessary in order to complete the calculations provided in this clause (iii).

(iv) Debt or Asset Distributions. If the Corporation distributes to all or substantially all holders of Common Shares evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) of this Section 10(a), any rights or warrants referred to in clause (iii) of this Section 10(a), any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0
SP0 – FMV

Where,

SP0 =	the Current Market Price per Common Share on such date.

FMV =	the fair market value of the portion of the distribution applicable to one Common Share on such date as determined by the Board of Directors;

provided that, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which the Distributed Property is distributed to holders of Common Shares, for each Preferred Share, the amount of Distributed Property such holder would have received had such holder owned a number of Common Shares equal to the Conversion Rate on the Ex-Date for such distribution.

In a “spin-off,” where the Corporation makes a distribution to all or substantially all holders of Common Shares consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Rate will not be adjusted, but in lieu of such adjustment each Holder shall receive the same distribution as a holder of Common Shares would as though such Holder’s Series B Preferred Shares had been converted into such number of Common Shares that such Holder’s Series B Preferred Shares would then be convertible.

If a distribution described in this clause (iv) is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment to the Conversion Rate is required under this clause (iv), delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required under this clause (iv) shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(v) Reserved.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Shares where the cash and the value of any other consideration included in the payment per Common Share exceeds the Closing Price per Common Share on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Rate in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

AC + (SP 0xOS1)
OS0xSP0

Where,

SP0 =	the Closing Price per Common Share on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =	the number of Common Shares outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 =	the number of Common Shares outstanding immediately after the expiration of the tender or exchange offer.

AC =	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

If the Corporation, or one of its subsidiaries, is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to the Conversion Rate is required under this clause (vi), delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required under this clause (vi) shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Shares on the Mandatory Conversion Date, upon conversion of any Series B Preferred Shares, Holders will receive, in addition to the Common Shares, the rights under the rights plan, unless, prior to such Mandatory Conversion Date, the rights have separated from the Common Shares, in which case the Conversion Rate will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Shares as described in clause (iv) of this Section 10(a), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(viii)  Other Issuances of Additional Stock.

(A) For so long as any Series B Preferred Shares remain outstanding, if the Corporation shall issue (or be deemed to have issued), after the date of filing of this Article IV.D (the “Filing Date”), any Additional Stock without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Shares in effect immediately prior to the issuance of such Additional Stock, the Conversion Rate for the Series B Preferred Shares in effect immediately prior to each such issuance of Additional Stock shall forthwith (except as otherwise provided in this subsection (viii)) be adjusted to equal the product obtained by multiplying the Conversion Rate for the Series B Preferred Shares in effect immediately prior to such issuance of Additional Stock by a fraction, the numerator of which is equal to the sum of (x) the total number of Common Shares outstanding (including any Common Shares previously deemed to have been issued pursuant to subsection (viii)(E)(1) or (2) of this Section 10 (to the extent not actually issued)) immediately prior to such issuance of Additional Stock plus (y) the number of Common Shares that the aggregate consideration received by this Corporation for such issuance of Additional Stock would purchase at the Conversion Price for Series B Preferred Shares in effect immediately prior to such issuance of Additional Stock, and the denominator of which is equal to the sum of (x) the total number of Common Shares outstanding (including any Common Shares previously deemed to have been issued pursuant to subsection (viii)(E)(1) or (2) of this Section 10 (to the extent not actually issued)) immediately prior to such issuance of Additional Stock plus (y) the number of shares of Additional Stock issued.  If the Corporation issues or sells, or is deemed to have issued or sold, Additional Stock (the “First Dilutive Issuance”), then if the Corporation issues or sells, or is deemed to have issued or sold, Additional Stock other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance, the Conversion Rate shall be reduced to the Conversion Rate that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(B) Except to the limited extent provided for in subsections (viii)(E)(3) or (4), no adjustment of the Conversion Rate for Series B Preferred Shares pursuant to this subsection (viii) shall have the effect of increasing any such Conversion Rate above the Conversion Rate in effect immediately prior to such adjustment.

(C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Corporation’s Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance (whether before, on or after the Filing Date) of (i) options to purchase or rights to subscribe for Common Shares, (ii) securities by their terms convertible into or exchangeable for Common Shares or (iii) options to purchase or rights to subscribe for securities by their terms convertible into or exchangeable for Common Shares, the following provisions shall apply for all purposes of this subsection (viii):

(1) The aggregate maximum number of Common Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections (viii)(C) and (D) if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential anti-dilution adjustments) for the Common Shares covered thereby.

(2) The aggregate maximum number of Common Shares deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential anti-dilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections (viii)(C) and (D)).

(3) In the event of any change in the number of Common Shares deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Rate for Series B Preferred Shares, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Rate for the Series B Preferred Shares, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Common Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of Common Shares deemed issued and the consideration deemed paid therefore pursuant to subsections (viii)(E)(1) and (2) and (b) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection (viii)(E)(3) and (4).

(F) “Additional Stock” shall mean any Common Shares issued (or deemed to have been issued pursuant to subsection (viii)(E) of this Section 10) by this Corporation after the Filing Date for so long as any Series B Preferred Shares remain outstanding, other than:

(1) Common Shares or Common Share Equivalents issued pursuant to an event or transaction described in Sections 10(a)(i) or (ii);

(2) Common Shares issued pursuant to an event or transaction described in Section 10(e) (exceptions to adjustment of Conversion Rate);

(3) Common Shares issued or issuable upon conversion of Series B Preferred Shares;

(4) Common Shares issued (or deemed to have been issued pursuant to subsection (viii)(E) of this Section 10) in connection with a Reorganization Event.

(b) The Corporation may make such increases in the Conversion Rate, in addition to any other increases required by this Section 10, if the Board of Directors deems it to be in the best interests of the Corporation or otherwise advisable to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of Common Shares (or issuance of rights or warrants to acquire Common Shares) or from any event treated as such for income tax purposes or for any other reason.

(c) All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a Common Share. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date relating to a conversion at the option of the Holder (including, without limitation, any conversion in connection with a Change in Control), adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(d) No adjustment to the Conversion Rate shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series B Preferred Shares, without having to convert the Series B Preferred Shares, as if they held the full number of Common Shares into which a Series B Preferred Share may then be converted.

(e) The Conversion Rate shall not be adjusted:

(i) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Common Shares under any plan;

(ii) upon the issuance of any Common Shares or rights, options or warrants to purchase those shares pursuant to any Incentive Plans;

(iii) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date Series B Preferred Shares were first issued; or

(iv) for a change in the par value or no par value of the Common Shares.

(f) Whenever the Conversion Rate is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall:

(i) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(ii) as soon as practicable following the determination of the revised Conversion Rate in accordance with Section 10(a) or Section 10(b), provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the revised Conversion Rate.

(g) Notwithstanding anything to the contrary in this Article IV.D, any adjustment to the Conversion Rate that would require the prior approval of any federal or state banking regulatory agency shall be adjusted so that (i) initially only that maximum adjustment shall be made that shall result in conversion to the maximum number of Common Shares that would be permitted without such regulatory approvals, and (ii) in the event Holder obtains the necessary bank regulatory approvals, the balance of the adjustment shall be made.  In the event that more than one event occurs requiring adjustment of the Conversion Rate and requires prior bank regulatory approval, upon receipt of necessary approvals, the adjustments shall then be made in such manner that the total number of Common Shares into which the Series B Preferred Shares are convertible is the same as it would have been if no regulatory approvals had been required.

Section 11. Voting Rights. The holders of Series B Preferred Shares shall not have any voting rights except as set forth in this Section 11 or as otherwise from time to time required by law.

(a) Voting Rights. So long as any Series B Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least majority of the outstanding Series B Preferred Shares (subject to the last paragraph of this Section 11(a)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation or this Article IV.D (including by means of a merger, consolidation, or otherwise) to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation ranking senior to the Series B Preferred Shares with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(ii) Amendment of Provisions Affecting Series B Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Incorporation or this Article IV.D (including by means of a merger, consolidation, or otherwise) to the extent that such amendment, alteration or repeal materially and adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Shares;

provided, however, that for all purposes of this Section 11(a), (1) any increase in the amount of the Corporation’s authorized but unissued Preferred Shares, (2) any increase in the amount of the Corporation’s authorized or issued Series B Preferred Shares, and (3) to the extent allowed by Kentucky law, the creation and issuance, or an increase in the authorized or issued amount, of other class or series of capital stock of the Corporation ranking equally with or junior to the Series B Preferred Shares either or both with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Shares.

So long as any Series B Preferred Shares are outstanding a Holder shall be entitled to vote, with a number of votes equal to that number of Common Shares into which such Holder’s Series B Preferred Shares would then be convertible, together with the holders of Common Shares acting as a single class, in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, for effecting or validating any consummation of any Reorganization Event, as defined in Section 12, below.

(b) Change for Clarification. Without the consent of the holders of the Series B Preferred Shares, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Shares, the Corporation may amend, alter, supplement or repeal any terms of the Series B Preferred Shares:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Article IV.D that may be ambiguous, defective or inconsistent; or

(ii) to make any provision with respect to matters or questions relating to the Series B Preferred Shares that is not inconsistent with the provisions of this Article IV.D.

(c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the By-Laws, applicable law and any national securities exchange or other trading facility, if any, on which the Series B Preferred Shares or Common Shares is listed or traded at the time.

Section 12.   Reorganization Events.

(a) In the event of:

(i) any consolidation or merger of the Corporation with or into another Person, in each case pursuant to which the Common Shares will be converted into cash, securities or other property of the Corporation or another Person,

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Shares will be converted into cash, securities or other property of the Corporation or another Person,

(iii) any reclassification of the Common Shares into securities including securities other than the Common Shares or

(iv) any statutory exchange of the outstanding Common Shares for securities of another Person (other than in connection with a merger or acquisition) (any such event specified in clauses (i) through (iv), a “Reorganization Event”), each Series B Preferred Share outstanding immediately prior to such Reorganization Event shall convert into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of Common Shares into which the Series B Preferred Share would then be convertible (such securities, cash and other property, the “Exchange Property”).

    (b) If holders of the Common Shares have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c) The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Shares in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within 7 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 12.

(e)         The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement does not interfere with or prevent (as applicable) conversion of the Preferred Shares into the Exchange Property in a manner that gives effect to this Section 12.

Section 13. Fractional Shares.

(a) No fractional Common Shares will be issued as a result of any conversion of Series B Preferred Shares.

(b) In lieu of any fractional Common Share otherwise issuable in respect of any mandatory conversion pursuant to Section 8, the Holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Shares determined as of the second Trading Day immediately preceding the effective date of conversion.

(c) If more than one Series B Preferred Share is surrendered for conversion at one time by or for the same Holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered.

Section 14. Reservation of Common Shares.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Shares, solely for issuance upon the conversion of Series B Preferred Shares as provided in this Article IV.D (assuming the receipt of Shareholder Approval), free from any preemptive or other similar rights, such number of Common Shares as shall from time to time be issuable upon the conversion of all the Series B Preferred Shares then outstanding. For purposes of this Section 14(a), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series B Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single Holder and there was no regulatory impediment to such conversion.

 (b) All Common Shares delivered upon conversion of the Series B Preferred Shares shall be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, claims, security interests and encumbrances.

(c)  The Corporation hereby covenants and agrees that, if at any time the Common Shares shall be listed on The NASDAQ Global Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all the Common Shares issuable upon conversion of the Series B Preferred Shares.

Section 15. Limitations on Beneficial Ownership. Notwithstanding anything to the contrary contained herein, if the number of shares to be issued to a holder of Series B Preferred Shares upon a conversion to Common Shares would cause the holder, together with any holdings of Common Shares already held directly or indirectly by the holder, to require prior approval of any banking regulator to acquire those shares, the Corporation will not issue any shares for which an approval may be required of the Corporation until any such approvals shall have been issued, and then only in accordance with the terms and conditions of any approvals.  By accepting ownership of the Series B Preferred Shares, and as a condition to the Corporation’s obligation to issue Common Shares upon conversion or to pay any further dividends to such holder, each holder agrees (i) to provide the Corporation all such information and documents as the Corporation may reasonably require in order for the Corporation to determine the status of compliance with any potential bank regulatory approval requirements, (ii) that the holder shall be solely responsible at the holder’s sole expense for obtaining any such approvals, but shall keep the Corporation fully informed as to the status of the holder’s efforts to obtain approvals and the resolution of any applications for approval.  To the extent such approvals are not obtained, the Series B Preferred Shares that are not convertible shall remain outstanding. Notwithstanding any other provision of this Article IV.D (as it may hereafter be amended) or of the Series B Preferred Shares, during any period of delay beyond the Mandatory Conversion Date because of the need for a regulatory approval as described in this Section 15, the Corporation shall not be obligated to pay any damages for delay in issuance and delivery of the Common Shares.  For the avoidance of doubt, these limitations on beneficial ownership shall not reduce the number of Series B Preferred Shares to be converted upon a mandatory conversion.

Section 16. Transfer Agent, Registrar, Paying Agent and Conversion Agent. The duly appointed Transfer Agent, Registrar, paying agent and Conversion Agent for the Series B Preferred Shares shall initially be the Corporation. The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 17. Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Article IV.D) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by this Article IV.D, or (ii) if to any Holder or holder of Common Shares, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Shares or the Common Shares, as the case may be), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

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G.           Cumulative Mandatorily Convertible Perpetual Preferred Shares, Series D

Section 1.  Designation of Series and Number of Shares.

(a) The authorized number of Series D Preferred Shares may be decreased (but not below the number of Series D Preferred Shares then issued and outstanding) from time to time by the Board of Directors. Outstanding Series D Preferred Shares that are purchased or otherwise acquired by the Corporation shall be cancelled and, if the Board of Directors so expressly provides by resolution, shall revert to authorized but unissued Preferred Shares of the Corporation undesignated as to series.

(b) The number of Series D Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by a further resolution of the Board of Directors in accordance with applicable law and the Articles of Incorporation. In case the authorized number of Series D Preferred Shares shall be so decreased, any excess shares shall revert to authorized but unissued Preferred Shares of the Corporation undesignated as to series.

Section 2. Ranking. The Series D Preferred Shares will rank, with respect to the payment of dividends and distributions and upon liquidation, dissolution or winding-up, (1) junior to the Corporation’s Series E Preferred Shares, Series F Preferred Shares and each class or series of capital stock that the Corporation may issue in the future the terms of which expressly provide that such class or series will rank senior to the Series D Preferred Shares as to dividend rights and rights on liquidation, winding up or dissolution of the Corporation (collectively, the “Senior Securities”); (2) on a parity with the Corporation’s Series B Preferred Shares, Common Shares, Non-Voting Common Shares and each class or series of capital stock that the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series D Preferred Shares as to dividend rights and rights on liquidation, winding up or dissolution of the Corporation (collectively, the “Parity Securities”); and (3) senior to each other class or series of capital stock, not referred to in clauses (1) or (2) above, that the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series D Preferred Shares as to dividend rights and rights on liquidation, winding-up or dissolution of the Corporation (the “Junior Securities”).

Section 3.  Definitions. As used herein with respect to the Series D Preferred Shares:

(a) “Additional Stock” has the meaning set forth in Section 10(a)(viii)(F).

(b)  “Articles of Incorporation” shall mean the articles of incorporation of the Corporation, as they may be amended from time to time, and shall include this Article IV.E.

(c) “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

(d) “Business Day” means any day that is not Saturday or Sunday and that, in Kentucky, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(e) “Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.

(f) “Change in Control” means the occurrence of any one or more of the following:  (i) an event that would be required to be reported as a change in control in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as if the Corporation were a reporting company under the Exchange Act; (ii) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who on the date of this Agreement is a director or officer of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

(g) “Closing Price” of the Non-Voting Common Shares on any determination date means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Non-Voting Common Shares on the NASDAQ Stock Market on such date. If the Non-Voting Common Shares are not traded on the NASDAQ Stock Market on any determination date, the Closing Price of the Non-Voting Common Shares on such determination date means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Non-Voting Common Shares are so listed or quoted, or if the Non-Voting Common Shares are not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Non-Voting Common Shares in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the Non-Voting Common Shares on that date as determined by a independent investment banking firm retained by the Corporation for this purpose, subject to ultimate joint approval by the Board of Directors and the Holders.  For the purposes of this Article IV.E, all references herein to the closing sale price and the last sale price reported of the Non-Voting Common Shares (or other property) on the NASDAQ Stock Market shall be the closing sale price and last reported sale price as reflected on the website of the NASDAQ Stock Market (www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the NASDAQ Stock Market and as reported by Bloomberg Professional Service, the closing sale price and the last reported sale price on the website of the NASDAQ Stock Market shall govern.

(h) “Conversion Agent” shall mean the Transfer Agent (which may be the Corporation) acting in its capacity as conversion agent for the Series D Preferred Shares, and its successors and assigns.

(i) “Conversion Price” means $ 0.63.

(j) “Conversion Rate” means that number of Non-Voting Common Shares (and cash in lieu of fractional Non-Voting Common Shares) into which one Series D Preferred Share shall be convertible. The Conversion Rate shall initially be 100, subject to adjustment as set forth herein.

(k) “Corporation” means Porter Bancorp, Inc., a Kentucky corporation.

(l) “Current Market Price” means, on any date, the average of the daily Closing Prices per Non-Voting Common Share or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution requiring such computation.

(m) “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(n) “Distributed Property” has the meaning set forth in Section 10(a)(iv).

(o) “Dividend Threshold Amount” has the meaning set forth in Section 10(a)(v).

(p) “DTC” means The Depository Trust Company and its successors or assigns.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)  “Exchange Property” shall have the meaning set forth in Section 12.

(s) “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Non-Voting Common Shares or other securities trade without the right to receive the issuance or distribution.

(t) “Filing Date” has the meaning set forth in Section 10(a)(viii).

(u)  “First Dilutive Issuance” has the meaning set forth in Section 10(a)(viii).

(v) “Holder” means the Person in whose name the Series D Preferred Shares are registered, which may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the Series D Preferred Shares for the purpose of making payment and settling the related conversions and for all other purposes.

(w) “Junior Securities” has the meaning set forth in Section 2.

(x)  “Mandatory Conversion Date” means, with respect to the Series D Preferred Shares of any Holder, the third Business Day after the date on which the Corporation receives the Shareholder Approval (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event), provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Rate pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution.

(y) “Non-Voting Common Share Equivalents” means securities representing rights convertible into or exchangeable for, or entitling the holder thereof to purchase or receive directly or indirectly, Non-Voting Common Shares.

(z) “Non-Voting Common Shares” means the Non-Voting Common Shares, without par value, of the Corporation.

(aa) “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Corporation.

(bb) “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

(cc) “Parity Securities” has the meaning set forth in Section 2.

(dd) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(ee) “Record Date” has the meaning set forth in Section 4(b).

(ff) “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series D Preferred Shares, and its successors and assigns or any other registrar duly appointed by the Corporation.

(gg) “Reorganization Event” has the meaning set forth in Section 12.

(hh) “Senior Securities” has the meaning set forth in Section 2.

(ii) “Shareholder Approval” means the shareholder approval necessary to approve the conversion of the Series D Preferred Shares into Non-Voting Common Shares for purposes of Rule 5635 of the NASDAQ Stock Market Rules.

(jj) “Subsequent Dilutive Issuance” has the meaning set forth in Section 10(a)(viii).

 (kk) “Trading Day” means a day on which the Non-Voting Common Shares:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Non-Voting Common Shares.

(ll) “Transfer Agent” means American Stock Transfer Company, acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Series D Preferred Shares, and its successors and assigns, including any successor transfer agent appointed by the Corporation.  The Corporation may act as its own transfer agent.

Section 4. Dividends.

(a)  Subject to the preferential dividend rights, if any, of any Senior Securities and after the Corporation has complied with any requirements for setting aside sums as sinking funds or as redemption or purchase accounts and subject further to subpart (b) of this Section and any other conditions that may be established in accordance with the provisions of this Article IV.E, the holders of Series D Preferred Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

(b) No dividend will be paid or authorized and set apart for payment on any Series D Preferred Shares for any period unless the Corporation has paid or authorized and set aside for payment in the same period, or contemporaneously pays or authorizes and sets aside for payment, an equal amount to be paid as a dividend on the Parity Securities.

Section 5. Liquidation.

(a) After distribution in full of any preferential amount to be distributed to the holders of Senior Securities, and subject to any other rights of the holders of Senior Securities to further participate in a liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Series D Preferred Shares and any Parity Securities shall be entitled to receive, upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, all of its remaining assets, tangible and intangible, of whatever kind available for distribution to the shareholders, ratably in proportion to the number of Non-Voting Common Share Equivalents represented by the Series D Preferred Shares and Parity Securities held by each.

(b) If the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding Series D Preferred Shares and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) Except as provided for in Section 12, the Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Perpetual; No Maturity. The Series D Preferred Shares shall be perpetual and shall be without maturity subject only to conversion to Non-Voting Common Shares in accordance with this Article IV.E.

Section 7. Non-Redeemable. The Series D Preferred Shares shall not be redeemable either at the Corporation’s option or at the option of Holders at any time. The Series D Preferred Shares shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series D Preferred Shares.

Section 8. Mandatory Conversion; Conversion Procedures.

(a) Subject to the provisions of Section 15, effective as of the close of business of the Mandatory Conversion Date, all Series D Preferred Shares shall, automatically convert into Non-Voting Common Shares at the Conversion Rate as set forth below, and the Series D Preferred Shares shall automatically cease to be outstanding.

(b) Except pursuant to Section 10, no allowance or adjustment shall be made with respect to holders of Series D Preferred Shares or the Non-Voting Common Shares into which the Series D Preferred Shares are converted. Prior to the close of business on the Mandatory Conversion Date, Non-Voting Common Shares issuable upon conversion of, or other securities issuable upon conversion of, any Series D Preferred Shares shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Non-Voting Common Shares or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Non-Voting Common Shares or other securities issuable upon conversion and rights to receive any dividends or other distributions on the  Non-Voting Common Shares or other securities issuable upon conversion) by virtue of holding Series D Preferred Shares.

(c) Shares of previously issued Series D Preferred Shares duly converted in accordance with this Article IV.E will resume the status of authorized and unissued Preferred Shares and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of Series D Preferred Shares, but not below the number of Series D Preferred Shares then outstanding.

(d) The Person or Persons entitled to receive the Non-Voting Common Shares and/or cash, securities or other property issuable upon conversion of outstanding Series D Preferred Shares shall be treated for all purposes as the record holder(s) of such Non-Voting Common Shares and/or securities as of the close of business on the Mandatory Conversion Date. If a Holder shall not by written notice designate the name in which Non-Voting Common Shares and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of Series D Preferred Shares should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation or, if the Series D Preferred Shares are then held by book-entry with DTC or any successor Depositary, through book-entry transfer through the Depositary.

(e) Although conversion into Non-Voting Common Shares is automatic as provided in Section 8(a), the mechanical issuance of Non-Voting Common Shares will occur on the Mandatory Conversion Date as follows:

(i) On the Mandatory Conversion Date, Non-Voting Common Shares shall be issued to Holders or their designee upon presentation and surrender of the certificate evidencing the Series D Preferred Shares to the Conversion Agent, if Series D Preferred Shares are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in shares representing Series D Preferred Shares held by book-entry with DTC or any successor Depositary, a book-entry transfer through the Depositary will be made by the Conversion Agent upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.

(ii) On the date of the conversion of outstanding Series D Preferred Shares to Non-Voting Common Shares, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

(A) complete and manually sign the conversion notice provided by the Conversion Agent, which the Corporation shall cause to be provided to each Holder prior to the shareholder meeting at which the Shareholder Approval is sought, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;

(B) surrender the Series D Preferred Shares to the Conversion Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if the Non-Voting Common Shares will not be issued to the Holder, pay all transfer or similar taxes.

If the Series D Preferred Shares are held by book-entry with DTC or any successor Depositary, in order to convert, such Holder must comply with paragraphs (C) and (D) of this clause (ii) and comply with the Depositary’s procedures for converting a beneficial interest in a global security, which the Corporation shall cause to be communicated to each Holder prior to the shareholder meeting at which the Shareholder Approval is sought.

(iii) The Conversion Agent shall, on a Holder’s behalf, convert the Series D Preferred Shares into Non-Voting Common Shares, in accordance with the terms of the notice delivered by such Holder described in paragraph (ii) of this subsection.

Section 9.  Reserved.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on its Non-Voting Common Shares in Non-Voting Common Shares, then the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction

OS1
OS0

Where,

OS0 =	the number of Non-Voting Common Shares outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =
the sum of the number of Non-Voting Common Shares outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of Non-Voting Common Shares constituting such dividend or distribution.

If any dividend or distribution described in this clause (i) is authorized and declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Rate that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Non-Voting Common Shares. If the Corporation subdivides, splits or combines the Non-Voting Common Shares, then the Conversion Rate in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS1
OS0

Where,

OS0 =	the number of Non-Voting Common Shares outstanding immediately prior to the effective time of such share subdivision, split or combination.

OS1 =	the number of Non-Voting Common Shares outstanding immediately after the effective time of such share subdivision, split or combination.

If any subdivision, split or combination described in this clause (ii) is announced but the outstanding Non-Voting Common Shares are not subdivided, split or combined, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding Non-Voting Common Shares, to such Conversion Rate that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of the rights or warrants to Non-Voting Common Shares (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them to subscribe for or purchase the Non-Voting Common Shares at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + X
OS0 + Y

Where,

OS0 =	the number of Non-Voting Common Shares outstanding immediately prior to the Ex-Date for such distribution.

X =	the total number of Non-Voting Common Shares issuable pursuant to such rights or warrants.

Y =
the number of Non-Voting Common Shares equal to (i) the total number of Non-Voting Common Shares issuable pursuant to such rights or warrants, times (ii) the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

If such rights or warrants described in this clause (iii) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Non-Voting Common Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to such Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Non-Voting Common Shares actually delivered. In determining the aggregate offering price payable for such Non-Voting Common Shares, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors). If an adjustment to the Conversion Rate is required under this clause (iii), delivery of any additional Non-Voting Common Shares that may be deliverable upon conversion as a result of an adjustment required under this clause (iii) shall be delayed to the extent necessary in order to complete the calculations provided in this clause (iii).

(iv) Debt or Asset Distributions. If the Corporation distributes to all or substantially all holders of Non-Voting Common Shares evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) of this Section 10(a), any rights or warrants referred to in clause (iii) of this Section 10(a), any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0
SP0 – FMV

Where,

SP0 =	the Current Market Price per Non-Voting Common Share on such date.

FMV =	the fair market value of the portion of the distribution applicable to one Non-Voting Common Share on such date as determined by the Board of Directors;

provided that, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which the Distributed Property is distributed to holders of Non-Voting Common Shares, for each Preferred Share, the amount of Distributed Property such holder would have received had such holder owned a number of Non-Voting Common Shares equal to the Conversion Rate on the Ex-Date for such distribution.

In a “spin-off,” where the Corporation makes a distribution to all or substantially all holders of Non-Voting Common Shares consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Rate will not be adjusted, but in lieu of such adjustment each Holder shall receive the same distribution as a holder of Non-Voting Common Shares would as though such Holder’s Series D Preferred Shares had been converted into such number of Non-Voting Common Shares that such Holder’s Series D Preferred Shares would then be convertible.

If a distribution described in this clause (iv) is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment to the Conversion Rate is required under this clause (iv), delivery of any additional Non-Voting Common Shares that may be deliverable upon conversion as a result of an adjustment required under this clause (iv) shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(v) Reserved.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Non-Voting Common Shares where the cash and the value of any other consideration included in the payment per Common Share exceeds the Closing Price per Non-Voting Common Share on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Rate in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

AC + (SP 0xOS1)
OS0xSP0

Where,

SP0 =	the Closing Price per Non-Voting Common Share on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =	the number of Non-Voting Common Shares outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 =	the number of Non-Voting Common Shares outstanding immediately after the expiration of the tender or exchange offer.

AC =	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

If the Corporation, or one of its subsidiaries, is obligated to purchase Non-Voting Common Shares pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to the Conversion Rate is required under this clause (vi), delivery of any additional Non-Voting Common Shares that may be deliverable upon conversion as a result of an adjustment required under this clause (vi) shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Non-Voting Common Shares on the Mandatory Conversion Date, upon conversion of any Series D Preferred Shares, Holders will receive, in addition to the Non-Voting Common Shares, the rights under the rights plan, unless, prior to such Mandatory Conversion Date, the rights have separated from the Non-Voting Common Shares, in which case the Conversion Rate will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Non-Voting Common Shares as described in clause (iv) of this Section 10(a), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(viii)  Other Issuances of Additional Stock.

(A) For so long as any Series D Preferred Shares remain outstanding, if the Corporation shall issue (or be deemed to have issued), after the date of filing of this Article IV.E (the “Filing Date”), any Additional Stock without consideration or for a consideration per share less than the Conversion Price for the Series D Preferred Shares in effect immediately prior to the issuance of such Additional Stock, the Conversion Rate for the Series D Preferred Shares in effect immediately prior to each such issuance of Additional Stock shall forthwith (except as otherwise provided in this subsection (viii)) be adjusted to equal the product obtained by multiplying the Conversion Rate for the Series D Preferred Shares in effect immediately prior to such issuance of Additional Stock by a fraction, the numerator of which is equal to the sum of (x) the total number of Non-Voting Common Shares outstanding (including any Non-Voting Common Shares previously deemed to have been issued pursuant to subsection (viii)(E)(1) or (2) of this Section 10 (to the extent not actually issued)) immediately prior to such issuance of Additional Stock plus (y) the number of Non-Voting Common Shares that the aggregate consideration received by this Corporation for such issuance of Additional Stock would purchase at the Conversion Price for Series D Preferred Shares in effect immediately prior to such issuance of Additional Stock, and the denominator of which is equal to the sum of (x) the total number of Non-Voting Common Shares outstanding (including any Non-Voting Common Shares previously deemed to have been issued pursuant to subsection (viii)(E)(1) or (2) of this Section 10 (to the extent not actually issued)) immediately prior to such issuance of Additional Stock plus (y) the number of shares of Additional Stock issued.  If the Corporation issues or sells, or is deemed to have issued or sold, Additional Stock (the “First Dilutive Issuance”), then if the Corporation issues or sells, or is deemed to have issued or sold, Additional Stock other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance, the Conversion Rate shall be reduced to the Conversion Rate that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(B) Except to the limited extent provided for in subsections (viii)(E)(3) or (4), no adjustment of the Conversion Rate for Series D Preferred Shares pursuant to this subsection (viii) shall have the effect of increasing any such Conversion Rate above the Conversion Rate in effect immediately prior to such adjustment.

(C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Corporation’s Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance (whether before, on or after the Filing Date) of (i) options to purchase or rights to subscribe for Non-Voting Common Shares, (ii) securities by their terms convertible into or exchangeable for Non-Voting Common Shares or (iii) options to purchase or rights to subscribe for securities by their terms convertible into or exchangeable for Non-Voting Common Shares, the following provisions shall apply for all purposes of this subsection (viii):

(1) The aggregate maximum number of Non-Voting Common Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for Non-Voting Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections (viii)(C) and (D) if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential anti-dilution adjustments) for the Non-Voting Common Shares covered thereby.

(2) The aggregate maximum number of Non-Voting Common Shares deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential anti-dilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections (viii)(C) and (D)).

(3) In the event of any change in the number of Non-Voting Common Shares deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Rate for Series D Preferred Shares, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Non-Voting Common Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Rate for the Series D Preferred Shares, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Non-Voting Common Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of Non-Voting Common Shares deemed issued and the consideration deemed paid therefore pursuant to subsections (viii)(E)(1) and (2) and (b) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection (viii)(E)(3) and (4).

(F) “Additional Stock” shall mean any Non-Voting Common Shares issued (or deemed to have been issued pursuant to subsection (viii)(E) of this Section 10) by this Corporation after the Filing Date for so long as any Series D Preferred Shares remain outstanding, other than:

(1) Non-Voting Common Shares or Non-Voting Common Share Equivalents issued pursuant to an event or transaction described in Sections 10(a)(i) or (ii);

(2) Non-Voting Common Shares issued pursuant to an event or transaction described in Section 10(e) (exceptions to adjustment of Conversion Rate);

(3) Non-Voting Common Shares issued or issuable upon conversion of Series D Preferred Shares;

(4) Non-Voting Common Shares issued (or deemed to have been issued pursuant to subsection (viii)(E) of this Section 10) in connection with a Reorganization Event.

(b) The Corporation may make such increases in the Conversion Rate, in addition to any other increases required by this Section 10, if the Board of Directors deems it to be in the best interests of the Corporation or otherwise advisable to avoid or diminish any income tax to holders of the Non-Voting Common Shares resulting from any dividend or distribution of Non-Voting Common Shares (or issuance of rights or warrants to acquire Non-Voting Common Shares) or from any event treated as such for income tax purposes or for any other reason.

(c) All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a Non-Voting Common Share. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date relating to a conversion at the option of the Holder (including, without limitation, any conversion in connection with a Change in Control), adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(d) No adjustment to the Conversion Rate shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series D Preferred Shares, without having to convert the Series D Preferred Shares, as if they held the full number of Non-Voting Common Shares into which a Series D Preferred Share may then be converted.

(e) The Conversion Rate shall not be adjusted:

(i) upon the issuance of any Non-Voting Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Non-Voting Common Shares under any plan;

(ii) upon the issuance of any Non-Voting Common Shares or rights, options or warrants to purchase those shares pursuant to any Incentive Plans;

(iii) upon the issuance of any Non-Voting Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date Series D Preferred Shares were first issued; or

(iv) for a change in the par value or no par value of the Non-Voting Common Shares.

(f) Whenever the Conversion Rate is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall:

(i) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(ii) as soon as practicable following the determination of the revised Conversion Rate in accordance with Section 10(a) or Section 10(b), provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the revised Conversion Rate.

(g) Notwithstanding anything to the contrary in this Article IV.E, any adjustment to the Conversion Rate that would require the prior approval of any federal or state banking regulatory agency shall be adjusted so that (i) initially only that maximum adjustment shall be made that shall result in conversion to the maximum number of Non-Voting Common Shares that would be permitted without such regulatory approvals, and (ii) in the event Holder obtains the necessary bank regulatory approvals, the balance of the adjustment shall be made.  In the event that more than one event occurs requiring adjustment of the Conversion Rate and requires prior bank regulatory approval, upon receipt of necessary approvals, the adjustments shall then be made in such manner that the total number of Non-Voting Common Shares into which the Series D Preferred Shares are convertible is the same as it would have been if no regulatory approvals had been required.

Section 11. Voting Rights. The holders of Series D Preferred Shares shall not have any voting rights except as set forth in this Section 11 or as otherwise from time to time required by law.

(a) Voting Rights. So long as any Series D Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least majority of the outstanding Series D Preferred Shares (subject to the last paragraph of this Section 11(a)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating

(i) Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation or this Article IV.E (including by means of a merger, consolidation, or otherwise) to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation ranking senior to the Series D Preferred Shares with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(ii) Amendment of Provisions Affecting Series D Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Incorporation or this Article IV.E (including by means of a merger, consolidation, or otherwise) to the extent that such amendment, alteration or repeal materially and adversely affects the special rights, preferences, privileges or voting powers of the Series D Preferred Shares;

provided, however, that for all purposes of this Section 11(a), (1) any increase in the amount of the Corporation’s authorized but unissued Preferred Shares, (2) any increase in the amount of the Corporation’s authorized or issued Series D Preferred Shares, and (3) to the extent allowed by Kentucky law, the creation and issuance, or an increase in the authorized or issued amount, of other class or series of capital stock of the Corporation ranking equally with or junior to the Series D Preferred Shares either or both with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series D Preferred Shares.

So long as any Series D Preferred Shares are outstanding a Holder shall be entitled to vote, with a number of votes equal to that number of Non-Voting Common Shares into which such Holder’s Series D Preferred Shares would then be convertible, together with the holders of Non-Voting Common Shares acting as a single class, in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, for effecting or validating any consummation of any Reorganization Event, as defined in Section 12, below.

(b) Change for Clarification. Without the consent of the holders of the Series D Preferred Shares, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series D Preferred Shares, the Corporation may amend, alter, supplement or repeal any terms of the Series D Preferred Shares:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Article IV.E that may be ambiguous, defective or inconsistent; or

(ii) to make any provision with respect to matters or questions relating to the Series D Preferred Shares that is not inconsistent with the provisions of this Article IV.E.

(c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series D Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the By-Laws, applicable law and any national securities exchange or other trading facility, if any, on which the Series D Preferred Shares or Common Shares is listed or traded at the time.

Section 12.   Reorganization Events.

(a) In the event of:

(i) any consolidation or merger of the Corporation with or into another Person, in each case pursuant to which the Non-Voting Common Shares will be converted into cash, securities or other property of the Corporation or another Person,

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Non-Voting Common Shares will be converted into cash, securities or other property of the Corporation or another Person,

(iii) any reclassification of the Non-Voting Common Shares into securities including securities other than the Non-Voting Common Shares or

(iv) any statutory exchange of the outstanding Non-Voting Common Shares for securities of another Person (other than in connection with a merger or acquisition) (any such event specified in clauses (i) through (iv), a “Reorganization Event”), each Series D Preferred Share outstanding immediately prior to such Reorganization Event shall convert into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of Non-Voting Common Shares into which the Series D Preferred Share would then be convertible (such securities, cash and other property, the “Exchange Property”).

(b) If holders of the Non-Voting Common Shares have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c) The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Non-Voting Common Shares in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within 7 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 12.

(e) The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement does not interfere with or prevent (as applicable) conversion of the Preferred Shares into the Exchange Property in a manner that gives effect to this Section 12.

Section 13. Fractional Shares.

(a) No fractional Non-Voting Common Shares will be issued as a result of any conversion of Series D Preferred Shares.

(b) In lieu of any fractional Non-Voting Common Share otherwise issuable in respect of any mandatory conversion pursuant to Section 8, the Holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Non-Voting Common Shares determined as of the second Trading Day immediately preceding the effective date of conversion.

(c) If more than one Series D Preferred Share is surrendered for conversion at one time by or for the same Holder, the number of full Non-Voting Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series D Preferred Shares so surrendered.

Section 14. Reservation of Non-Voting Common Shares.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Non-Voting Common Shares, solely for issuance upon the conversion of Series D Preferred Shares as provided in this Article IV.E (assuming the receipt of Shareholder Approval), free from any preemptive or other similar rights, such number of Non-Voting Common Shares as shall from time to time be issuable upon the conversion of all the Series D Preferred Shares then outstanding. For purposes of this Section 14(a), the number of Non-Voting Common Shares that shall be deliverable upon the conversion of all outstanding Series D Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single Holder and there was no regulatory impediment to such conversion.

(b) All Non-Voting Common Shares delivered upon conversion of the Series D Preferred Shares shall be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, claims, security interests and encumbrances.

(c) The Corporation hereby covenants and agrees that, if at any time the Non-Voting Common Shares shall be listed on The NASDAQ Global Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Non-Voting Common Shares shall be so listed on such exchange or automated quotation system, all the Non-Voting Common Shares issuable upon conversion of the Series D Preferred Shares.

Section 15. Limitations on Beneficial Ownership. Notwithstanding anything to the contrary contained herein, if the number of shares to be issued to a holder of Series D Preferred Shares upon a conversion to Non-Voting Common Shares would cause the holder, together with any holdings of Non-Voting Common Shares already held directly or indirectly by the holder, to require prior approval of any banking regulator to acquire those shares, the Corporation will not issue any shares for which an approval may be required of the Corporation until any such approvals shall have been issued, and then only in accordance with the terms and conditions of any approvals.  By accepting ownership of the Series D Preferred Shares, and as a condition to the Corporation’s obligation to issue Non-Voting Common Shares upon conversion or to pay any further dividends to such holder, each holder agrees (i) to provide the Corporation all such information and documents as the Corporation may reasonably require in order for the Corporation to determine the status of compliance with any potential bank regulatory approval requirements, (ii) that the holder shall be solely responsible at the holder’s sole expense for obtaining any such approvals, but shall keep the Corporation fully informed as to the status of the holder’s efforts to obtain approvals and the resolution of any applications for approval.  To the extent such approvals are not obtained, the Series D Preferred Shares that are not convertible shall remain outstanding. Notwithstanding any other provision of this Article IV.E (as it may hereafter be amended) or of the Series D Preferred Shares, during any period of delay beyond the Mandatory Conversion Date because of the need for a regulatory approval as described in this Section 15, the Corporation shall not be obligated to pay any damages for delay in issuance and delivery of the Non-Voting Common Shares.  For the avoidance of doubt, these limitations on beneficial ownership shall not reduce the number of Series D Preferred Shares to be converted upon a mandatory conversion.

Section 16. Transfer Agent, Registrar, Paying Agent and Conversion Agent. The duly appointed Transfer Agent, Registrar, paying agent and Conversion Agent for the Series D Preferred Shares shall initially be the Corporation. The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 17. Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Article IV.E) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by this Article IV.E, or (ii) if to any Holder or holder of Non-Voting Common Shares, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series D Preferred Shares or the Non-Voting Common Shares, as the case may be), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

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H.           Non-Voting Non-Cumulative Perpetual Preferred Shares, Series E

Section 1.  Designation of Series and Number of Shares.

(a) The authorized number of Series E Preferred Shares may be decreased (but not below the number of Series E Preferred Shares then issued and outstanding) from time to time by the Board of Directors. Outstanding Series E Preferred Shares that are purchased or otherwise acquired by the Corporation shall be cancelled and, if the Board of Directors so expressly provides by resolution, shall revert to authorized but unissued Preferred Shares of the Corporation undesignated as to series.

(b) The number of Series E Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by a further resolution of the Board of Directors in accordance with applicable law and the Articles of Incorporation. In case the authorized number of Series E Preferred Shares shall be so decreased, any excess shares shall revert to authorized but unissued Preferred Shares of the Corporation undesignated as to series.

Section 2. Ranking.

(a) Dividends.  With respect to the payment of dividends and distributions (other than distributions upon liquidation, dissolution or winding-up of the Corporation), the Series E Preferred Shares will rank (1) junior to any Senior Securities the Corporation may issue in the future; (2) on a parity with the Series F Preferred Shares and any Parity Securities the Corporation may issue in the future; and (3) senior to the Junior Securities.

(b) Liquidation, Dissolution or Winding-up. With respect to the payment of distributions upon liquidation, dissolution or winding-up of the Corporation, the Series E Preferred Shares will rank (1) junior to any Senior Securities the Corporation may issue in the future; and (2) senior to the  Series F Preferred Shares and the other Junior Securities.

Section 3.  Definitions. As used herein with respect to the Series E Preferred Shares:

(a) “Articles of Incorporation” shall mean the articles of incorporation of the Corporation, as they may be amended from time to time, and shall include this Article IV.F.

(b) “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

(c) “Business Day” means any day that is not Saturday or Sunday and that, in Kentucky, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(d) “Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.

(e) “Common Shares” means the Common Shares, without par value, of the Corporation.

(f) “Corporation” means Porter Bancorp, Inc., a Kentucky corporation.

(g) “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(h) “DTC” means The Depository Trust Company and its successors or assigns.

(i) “Issue Date” means the date on which Series E Preferred Shares are first issued.

(j) “Holder” means the Person in whose name the Series E Preferred Shares are registered, which may be treated by the Corporation, Transfer Agent, Registrar and paying agent as the absolute owner of the Series E Preferred Shares for the purpose of making payment and settling the related conversions and for all other purposes.

(k) “Junior Securities” means the Corporation’s Series B Preferred Shares, Series D Preferred Shares, Common Shares, Non-Voting Common Shares, each class or series of the Corporation’s capital stock the terms of which expressly provide that such class or series will rank junior to the Series E Preferred Shares as to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation, as applicable; and any each other class or series of capital stock, not referred to above, that the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Shares as to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation, as applicable.

(l) “Liquidation Preference” means, as to the Series E Preferred Shares, $1,000.00 per share.

(m) “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Corporation.

(n) “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

(o) “Parity Securities” means each class or series of capital stock that the Corporation may issue the terms of which expressly provide that such class or series will rank on parity with the Series E Preferred Shares as to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation, as applicable.

(p) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(q) “Record Date” has the meaning set forth in Section 4(b).

(r) “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series E Preferred Shares, and its successors and assigns or any other registrar duly appointed by the Corporation.

(s) “Senior Securities” means each class or series of capital stock that the Corporation may issue in the future the terms of which expressly provide that such class or series will rank senior to the Series E Preferred Shares as to dividend rights and rights on liquidation, winding up or dissolution of the Corporation.

(t) “Transfer Agent” means the person acting as Transfer Agent, Registrar and paying agent for the Series E Preferred Shares, and its successors and assigns, including any successor transfer agent appointed by the Corporation.  The Corporation may act as its own transfer agent.

Section 4. Dividends.

(a) From and after the Issue Date, Holders shall be entitled to receive, on a non-cumulative basis, cash dividends for each outstanding Series E Preferred Share, if, when and as authorized and declared by the Board of Directors, at the rate of 2% per annum and no more, out of funds legally available for the payment of dividends.

(b) Dividends shall be payable in semi-annual installments on [●] and [●] of each year (each, a “Dividend Payment Date”), commencing on [●], 2015. Each dividend will be payable to Holders of record as they appear in the stock register of the Corporation at the close of business on the first day of the month, whether or not a Business Day, in which the relevant Dividend Payment Date occurs (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the Issue Date) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period.”

(c) Dividends payable for a Dividend Period will be computed as simple interest upon the Liquidation Preference on the basis of a 360-day year of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on the dividend so payable for the period from and after that Dividend Payment Date to the date the dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on Series B Preferred Shares paid later than the scheduled Dividend Payment Date.

(d) Dividends on the Series E Preferred Shares are not cumulative. If the Board of Directors does not authorize and declare a dividend on the Series E Preferred Shares for a Dividend Period, or if the Board of Directors authorizes and declares less than a full dividend in respect of any Dividend Period, such dividends will not accrue and cumulate from such scheduled Dividend Payment Date and shall not be payable in arrears.

(e) So long as any Series E Preferred Share remains outstanding, (1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (2) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (a) as a result of a reclassification of Junior Securities for or into other Junior Securities or the exchange or conversion of one share of Junior Securities for or into another share of Junior Securities, (b) repurchases in support of the Corporation’s employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities), unless, in each case, the full dividends for the most recent Dividend Period on all outstanding Series E Preferred Shares and Parity Securities have been paid or declared and a sum sufficient for the payment thereof has been set aside.

Subject to the succeeding sentence, for so long as any Series E Preferred Shares remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period unless full dividends on all outstanding Series E Preferred Shares for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding Series E Preferred Shares. To the extent the Corporation declares dividends on the Series E Preferred Shares and on any Parity Securities but does not make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the Series E Preferred Shares and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all declared and unpaid dividends per share on the Series E Preferred Shares and all Parity Securities bear to each other.

The Corporation is not obligated to pay Holders of the Series E Preferred Shares any dividend in excess of the dividends on the Series E Preferred Shares that are payable as described herein. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Securities from time to time out of any assets legally available therefor, and the Series E Preferred Shares shall not be entitled to participate in any such dividend.

(f) Payments of cash for dividends will be delivered to the Holder by check or, at any time that Series E Preferred Shares are held by book-entry with DTC or any successor Depositary, through a book-entry transfer through DTC or such successor Depositary.

Section 5. Liquidation.

(a) If the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to $1,000.00 per Series E Preferred Share, plus an amount equal to any authorized and declared but unpaid dividends thereon, to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to the holders of the Common Shares or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

(b) If the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding Series E Preferred Shares and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Perpetual; No Maturity. The Series E Preferred Shares shall be perpetual and shall be without maturity.

Section 7. Non-Redeemable. The Series E Preferred Shares shall not be redeemable either at the Corporation’s option or at the option of Holders at any time. The Series E Preferred Shares shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series E Preferred Shares.

Section 8. Non-Convertible.  The Series E Preferred Shares shall not be convertible into any other class or series of the Corporation’s capital stock.

Section 9. Voting Rights. The holders of Series E Preferred Shares shall not have any voting rights except as set forth in this Section 9 or as otherwise from time to time required by law.

(a) Voting Rights. So long as any Series E Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least majority of the outstanding Series E Preferred Shares (subject to the last paragraph of this Section 9(a)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation or this Article IV.F (including by means of a merger, consolidation, or otherwise) to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation ranking senior to the Series E Preferred Shares with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(ii) Amendment of Provisions Affecting Series E Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Incorporation or this Article IV.F (including by means of a merger, consolidation, or otherwise) to the extent that such amendment, alteration or repeal materially and adversely affect the special rights, preferences, privileges or voting powers of the Series E Preferred Shares;

provided, however, that for all purposes of this Section 9(a), (1) any increase in the amount of the Corporation’s authorized but unissued Preferred Shares, (2) any increase in the amount of the Corporation’s authorized or issued Series E Preferred Shares, and (3) to the extent allowed by Kentucky law, the creation and issuance, or an increase in the authorized or issued amount, of other class or series of capital stock of the Corporation ranking equally with or junior to the Series E Preferred Shares either or both with respect to the payment of dividends (unless such dividends are cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series E Preferred Shares.

(b) Change for Clarification. Without the consent of the holders of the Series E Preferred Shares, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series E Preferred Shares, the Corporation may amend, alter, supplement or repeal any terms of the Series E Preferred Shares:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Article IV.F that may be ambiguous, defective or inconsistent; or

(ii) to make any provision with respect to matters or questions relating to the Series E Preferred Shares that is not inconsistent with the provisions of this Article IV.F.

(c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series E Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility, if any, on which the Series E Preferred Shares or Common Shares is listed or traded at the time.

Section 16. Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and paying agent for the Series E Preferred Shares shall initially be the Corporation. The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 17. Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Article IV.F) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by this Article IV.F, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series E Preferred Shares), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

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I.           Non-Voting Non-Cumulative Perpetual Preferred Shares, Series F

Section 1.  Designation of Series and Number of Shares.

(a) The authorized number of Series F Preferred Shares may be decreased (but not below the number of Series F Preferred Shares then issued and outstanding) from time to time by the Board of Directors. Outstanding Series F Preferred Shares that are purchased or otherwise acquired by the Corporation shall be cancelled and, if the Board of Directors so expressly provides by resolution, shall revert to authorized but unissued Preferred Shares of the Corporation undesignated as to series.

(b) The number of Series F Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by a further resolution of the Board of Directors in accordance with applicable law and the Articles of Incorporation. In case the authorized number of Series F Preferred Shares shall be so decreased, any excess shares shall revert to authorized but unissued Preferred Shares of the Corporation undesignated as to series.

Section 2. Ranking.

(a) Dividends.  With respect to the payment of dividends and distributions (other than distributions upon liquidation, dissolution or winding-up of the Corporation), the Series F Preferred Shares will rank (1) junior to any Senior Securities the Corporation may issue in the future; (2) on a parity with the Series E Preferred Shares and any Parity Securities the Corporation may issue in the future; and (3) senior to the Junior Securities.

(b) Liquidation, Dissolution or Winding-up. With respect to the payment of distributions upon liquidation, dissolution or winding-up of the Corporation, the Series F Preferred Shares will rank (1) junior to the Series E Preferred Shares and any Senior Securities the Corporation may issue in the future; and (2) senior to the other Junior Securities.

Section 3.  Definitions. As used herein with respect to the Series F Preferred Shares:

(a) “Articles of Incorporation” shall mean the articles of incorporation of the Corporation, as they may be amended from time to time, and shall include this Article IV.G.

(b) “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

(c) “Business Day” means any day that is not Saturday or Sunday and that, in Kentucky, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(d) “Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.

 (e) “Common Shares” means the Common Shares, without par value, of the Corporation.

(f) “Corporation” means Porter Bancorp, Inc., a Kentucky corporation.

(g) “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(h) “DTC” means The Depository Trust Company and its successors or assigns.

(i) “Issue Date” means the date on which Series F Preferred Shares are first issued.

(j) “Holder” means the Person in whose name the Series F Preferred Shares are registered, which may be treated by the Corporation, Transfer Agent, Registrar and paying agent as the absolute owner of the Series F Preferred Shares for the purpose of making payment and settling the related conversions and for all other purposes.

(k) “Junior Securities” means Corporation’s Series B Preferred Shares, Series D Preferred Shares, Common Shares, Non-Voting Common Shares, each class or series of the Corporation’s capital stock the terms of which expressly provide that such class or series will rank junior to the Series F Preferred Shares as to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation, as applicable; and any each other class or series of capital stock, not referred to above, that the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series F Preferred Shares as to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation, as applicable.

(l) “Liquidation Preference” means, as to the Series F Preferred Shares, $1,000.00 per share.

(m) “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Corporation.

(n) “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

(o) “Parity Securities” means each class or series of capital stock that the Corporation may issue the terms of which expressly provide that such class or series will rank on parity with the Series F Preferred Shares as to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation, as applicable.

(p) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(q) “Record Date” has the meaning set forth in Section 4(b).

(r) “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series F Preferred Shares, and its successors and assigns or any other registrar duly appointed by the Corporation.

(s) “Senior Securities” means each class or series of capital stock that the Corporation may issue in the future the terms of which expressly provide that such class or series will rank senior to the Series F Preferred Shares as to dividend rights and rights on liquidation, winding up or dissolution of the Corporation.

(t) “Transfer Agent” means the person acting as Transfer Agent, Registrar and paying agent for the Series F Preferred Shares, and its successors and assigns, including any successor transfer agent appointed by the Corporation.  The Corporation may act as its own transfer agent.

Section 4. Dividends.

(a) From and after the Issue Date, Holders shall be entitled to receive, on a non-cumulative basis, cash dividends for each outstanding Series F Preferred Share, if, when and as authorized and declared by the Board of Directors, at the rate of 2% per annum and no more, out of funds legally available for the payment of dividends.

(b) Dividends shall be payable in semi-annual installments on [●] and [●] of each year (each, a “Dividend Payment Date”), commencing on [●], 2015. Each dividend will be payable to Holders of record as they appear in the stock register of the Corporation at the close of business on the first day of the month, whether or not a Business Day, in which the relevant Dividend Payment Date occurs (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the Issue Date) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period.”

(c) Dividends payable for a Dividend Period will be computed as simple interest upon the Liquidation Preference on the basis of a 360-day year of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on the dividend so payable for the period from and after that Dividend Payment Date to the date the dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on Series B Preferred Shares paid later than the scheduled Dividend Payment Date.

(d) Dividends on the Series F Preferred Shares are not cumulative. If the Board of Directors does not authorize and declare a dividend on the Series F Preferred Shares for a Dividend Period, or if the Board of Directors authorizes and declares less than a full dividend in respect of any Dividend Period, such dividends will not accrue and cumulate from such scheduled Dividend Payment Date and shall not be payable in arrears.

(e) So long as any Series F Preferred Share remains outstanding, (1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (2) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (a) as a result of a reclassification of Junior Securities for or into other Junior Securities or the exchange or conversion of one share of Junior Securities for or into another share of Junior Securities, (b) repurchases in support of the Corporation’s employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities), unless, in each case, the full dividends for the most recent Dividend Period on all outstanding Series F Preferred Shares and Parity Securities have been paid or declared and a sum sufficient for the payment thereof has been set aside.

Subject to the succeeding sentence, for so long as any Series F Preferred Shares remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period unless full dividends on all outstanding Series F Preferred Shares for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding Series F Preferred Shares. To the extent the Corporation declares dividends on the Series F Preferred Shares and on any Parity Securities but does not make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the Series F Preferred Shares and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all declared and unpaid dividends per share on the Series F Preferred Shares and all Parity Securities bear to each other.

The Corporation is not obligated to pay Holders of the Series F Preferred Shares any dividend in excess of the dividends on the Series F Preferred Shares that are payable as described herein. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Securities from time to time out of any assets legally available therefor, and the Series F Preferred Shares shall not be entitled to participate in any such dividend.

(f) Payments of cash for dividends will be delivered to the Holder by check or, at any time that Series F Preferred Shares are held by book-entry with DTC or any successor Depositary, through a book-entry transfer through DTC or such successor Depositary.

Section 5. Liquidation.

(a) If the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to $1,000.00 per Series F Preferred Share, plus an amount equal to any authorized and declared but unpaid dividends thereon, to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to the holders of the Common Shares or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

(b) If the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding Series F Preferred Shares and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Perpetual; No Maturity. The Series F Preferred Shares shall be perpetual and shall be without maturity.

Section 7. Non-Redeemable. The Series F Preferred Shares shall not be redeemable either at the Corporation’s option or at the option of Holders at any time. The Series F Preferred Shares shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series F Preferred Shares.

Section 8. Non-Convertible.  The Series F Preferred Shares shall not be convertible into any other class or series of the Corporation’s capital stock.

Section 9. Voting Rights. The holders of Series F Preferred Shares shall not have any voting rights except as set forth in this Section 9 or as otherwise from time to time required by law.

(a) Voting Rights. So long as any Series F Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least majority of the outstanding Series F Preferred Shares (subject to the last paragraph of this Section 9(a)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation or this Article IV.G (including by means of a merger, consolidation, or otherwise) to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation ranking senior to the Series F Preferred Shares with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(ii) Amendment of Provisions Affecting Series F Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Incorporation or this Article IV.G (including by means of a merger, consolidation, or otherwise) to the extent that such amendment, alteration or repeal materially and adversely affect the special rights, preferences, privileges or voting powers of the Series F Preferred Shares;

provided, however, that for all purposes of this Section 9(a), (1) any increase in the amount of the Corporation’s authorized but unissued Preferred Shares, (2) any increase in the amount of the Corporation’s authorized or issued Series F Preferred Shares, and (3) to the extent allowed by Kentucky law, the creation and issuance, or an increase in the authorized or issued amount, of other class or series of capital stock of the Corporation ranking equally with or junior to the Series F Preferred Shares either or both with respect to the payment of dividends (unless such dividends are cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series F Preferred Shares.

(b) Change for Clarification. Without the consent of the holders of the Series F Preferred Shares, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series F Preferred Shares, the Corporation may amend, alter, supplement or repeal any terms of the Series F Preferred Shares:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Article IV.G that may be ambiguous, defective or inconsistent; or

(ii) to make any provision with respect to matters or questions relating to the Series F Preferred Shares that is not inconsistent with the provisions of this Article IV.G.

(c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series F Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility, if any, on which the Series F Preferred Shares or Common Shares is listed or traded at the time.

Section 16. Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and paying agent for the Series F Preferred Shares shall initially be the Corporation. The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 17. Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Article IV.G) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by this Article IV.G, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series F Preferred Shares), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

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